UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:   001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 25, 2022, GWG DLP Funding IV, LLC (“DLP IV”), an indirect subsidiary of GWG Holdings, Inc. (“GWG” or the “Company”), entered into First Amendment (the “Amendment”) to the Fifth Amended and Restated Loan and Security Agreement, dated as of December 14, 2021, with LNV Corporation, as lender, and CLMG Corp., as the administrative agent on behalf of the lenders under the agreement (as amended, the “Fifth Amended Facility”). The principal amount outstanding under the Fifth Amended Facility as of the date of this report is $289.8 million.

The Amendment provides that, subject to the conditions set forth in the Fifth Amended Facility, on or prior to the commitment termination date under the Fifth Amended Facility, (i) the lenders shall make ongoing maintenance advances under the Fifth Amended Facility (solely with respect to ongoing maintenance costs with respect to scheduled premiums on pledged life insurance policies under the Fifth Amended Facility payable on or before April 1, 2022) to DLP IV, and (ii) the lenders may, in their sole and absolute discretion, make ongoing maintenance advances under the Fifth Amended Facility (solely with respect to ongoing maintenance costs with respect to scheduled premiums on pledged life insurance policies payable on May 1, 2022) to DLP IV.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set for in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: March 3, 2022	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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